                                                                   EXHIBIT 10.12


                    CHARTER PROGRAMMER AFFILIATION AGREEMENT

THIS AGREEMENT is made as of the 25 day of February 1998, by and between Wink Communications, Inc., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501 and Showtime Networks Inc. a Delaware corporation ("Programmer"), whose address is 1633 Broadway, New York, NY 10019.

1.      GRANT OF LICENSE

1.1 Wink hereby grants to Programmer the non-exclusive license to use Wink ITV Studio, Wink ITV Broadcast Server, and Wink provided Server Modules version 1.0 and all revisions, enhancements and updates (hereinafter collectively referred to as "Wink Software") to allow Programmer to deliver interactive program(s) which utilize the vertical blanking interval ("VBI") or an MPEG private data stream provided concurrently with the corresponding video signal in a manner compliant with the Wink interactive communications application protocol, as defined in Exhibit D, Attachment 1 ("Interactive Programs") to all Programmer viewers in the continental United States, Alaska, Hawaii, and the US territories, Commonwealths and Possessions (the "Territory").

1.2 This License is not transferable by either party, nor may any rights hereunder be transferred, assigned or sub-licensed in whole or in part without the other party's. prior written consent, provided, however, that Programmer shall have the right, without the requirement to obtain Wink's consent, to assign this Agreement to (i) a successor entity resulting from a merger, acquisition of all or substantially all of Programmer's assets or a consolidation by Programmer, or (ii) an entity under common control, controlled by or in control of Programmer.

1.3 Programmer can only use the Wink Software to provide Interactive Programs with the Programming Service(s) defined in Exhibit A. Programmer agrees to use commercially reasonable efforts to adhere to the technical specifications for the insertion of Interactive Programs provided in Exhibit A. Exhibit A may be amended from time to time by mutual agreement.

2.      TERM

2.1 The term of this Agreement shall commence on the date of execution of this Agreement and terminate one (1) year thereafter.

2.2 Programmer shall have the right to renew this Agreement for a one year period by notifying Wink at least 90 days prior to the end of the then-current term of Programmer's intent to renew.


3.      INTEGRATION AND PROGRAMMING

3.1 Programmer will distribute the Interactive Programs with the primary East and West Coast feeds for the Programming Service(s) defined in Exhibit A. Such distribution will take place through Programmer's national uplink or broadcast facilities, and is subject to Wink's delivery to Programmer of all components necessary to ensure the transmission of Interactive Programs.

3.2 Programmer and Wink agree to collaborate to enable the installation and integration of the Wink Software into Programmers facilities, and to use commercially reasonable efforts to ensure the reliable transmission of the Interactive Programs. Programmer is responsible for providing the equipment necessary to run the Wink Software and to enable insertion of Interactive Programs into the appropriate video signals as set forth on Exhibit E. Exhibit E provides a preliminary list of such equipment, and may be amended by mutual agreement after afinal site visit by Wink's Operations department. Programmer will be presented with a final list of equipment no later then 21 days following the execution of this Agreement, subject to completion of the site visit.

3.3 Programmer agrees to use reasonable efforts to commence transmission of Interactive Wink Programs on or before February 15, 1998. For purposes of this Agreement, the "First Air Date" shall mean the date Programmer commences transmission of Interactive Programs as part of Programmer's Programming Service. Wink understands and accepts that the First Air Date is contingent upon a successful installation of. the Wink Software and associated hardware, upon completion of training of Programmer staff, and upon completion of design and test of the initial Interactive Programs.

3.4 Wink agrees to provide weekly reporting to Programmer of all response traffic generated by Programmer viewers using the Wink Response Network and collected by Wink's Data Center. [ * ] .

--------

        * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

3.5 Beginning on the First Air Date, but subject to the other provisions of the Agreement, Programmer agrees to air Interactive Programs for an average of [ * ] measured as an average over each calendar month. Programmer further agrees to air Interactive Programs an [ * ] within 120 days after the First Air Date. Notwithstanding the foregoing, in the event Programmer fails to air the requisite number of hours as measured over a calendar month period, Wink's sole and exclusive remedy shall be to terminate this Agreement on thirty (30) days prior written notice to Programmer.

3.6 Wink acknowledges that the Video Programming may be broadcast under license from third parties, and that such third party licenses or the business relationship with such third parties may, in Programmer's sole but reasonable judgment, either contractually prevent Programmer from providing, or limit the circumstances under which Programmer can provide, Interactive Programs with respect to particular video programs, limit the type of Interactive Programs that Programmer can provide, or cause Programmer to incur additional rights costs, were Programmer to air Interactive Programs. If Programmer's Programming Services, in Programmer's sole and reasonable judgment, (i) are contractually prevented from providing Interactive Programs with a majority of the Video Programming, or will incur additional rights costs caused by the Interactive Programs, or (ii) seeking such rights would endanger existing important business relationships with third parties who license programming to Programmer, Programmer may notify Wink in writing to this effect, and postpone complying with section 3.5 promptly after the date of such written communication. Programmer agrees that postponing the airing of the Interactive Programs during this period does not relieve Programmer of the obligation to air Interactive Programs for a total of at least twelve (12) months.

3.7 Notwithstanding section 3.6 above, Programmer agrees that it is responsible for payments to third party providers of Video Programming, music, news, images and other entities that hold rights which Programmer deems necessary to obtain to enable the airing of Interactive Programs. This shall not be deemed to include the Wink Software or other elements of the Wink system necessary to enable transmission of Interactive Programs.

3.8 Wink further acknowledges that the Programming Service is broadcast by Programmer's distributors (e.g., cable operators, DBS operators, MMDS operators, etc) pursuant to license agreements between Programmer and such distributors, and that nothing in this Agreement shall in any way be deemed to require Programmer to take or omit to take any action or exhibit or utilize any Interactive Program that Programmer deems, in its sole but reasonable judgment, would (i) be contractually or otherwise prevented under any distribution agreement between Programmer and any distributor of the Programming Service, (ii) endanger or damage Programmer's relationships with any distributor of the Programming Service, or (iii) cause Programmer to incur additional costs.

4.      RATES AND DEPLOYMENT

4.1 Programmer agrees to remit the license fees and other payments as described in Exhibit C on a timely basis.

4.2 Programmer agrees to provide the Interactive Programs to any multi channel video operator in the Territory with whom Programmer has a valid and binding agreement for carriage of the Programming Service set forth herein ("System Operators") under the terms described in Exhibit D, and agrees that Wink may provide a copy of Exhibits A and D to any System Operator as evidence of Programmer's agreement to supply the Interactive Programs under such terms. Wink shall require System Operators to comply with the confidentiality provisions of section 11 below.

4.3 Programmer may choose to utilize other products and services of Wink (as set forth in Exhibits B or C) from time to time under this Agreement. These services will be extended by Wink to Programmer at the rates set forth therein; however, such prices shall at all times be extended on a most favored nations basis with regard to all other cable programmers utilizing such Wink services. In addition, Wink acknowledges and agrees that premium and pay-per-view service transactions will be processed on behalf of Programmer at no charge.

5.      PAYMENT TERMS

5.1 On or before the thirtieth (30th) day following each month throughout the term of this Agreement, Programmer shall remit to Wink all fees owed for licenses provided and services rendered in the previous month, according to the price schedules provided in Exhibit C.

5.2 Wink's failure, for any reason, to send an invoice for a particular monthly payment shall not relieve Programmer of its obligation to make any payment in a timely manner consistent with the terms of this Agreement.

6.      PROMOTION AND RESEARCH

6.1 The parties agree to issue a mutually-approved press release announcing this Agreement on or before Tuesday, 1998. Wink will provide Programmer with a draft of this release by January 30, 1998.

6.2 Wink agrees to provide Programmer with notice within 30 days of new System Operators having enabled their subscribers to receive Programmer's Interactive Programs.

6.3 Wink agrees to actively promote and feature Programmer's Interactive Programs in Wink's marketing literature, during meetings with cable operators and other distributors of the Programming Service and the press, and during industry trade shows, subject to Programmer's trademark guidelines and approval process attached hereto as Exhibit F. Wink will also use reasonable efforts to assist Programmer in achieving its marketing objectives in materials prepared by third parties, such as cable equipment manufacturers, cable operators and other distributors of the Programming Service. Programmer agrees, where reasonable, to promote its participation as a charter Wink programmer to cable operators and other distributors of the Programming Service, and to serve as a press reference for Wink during the term of this Agreement.

6.4 Programmer agrees to use commercially reasonable efforts to cooperate with Wink and System Operators in promoting Programmer's Interactive Programs. Wink and System Operators may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo and screen shots (collectively, "Programmer's Marks") from the Interactive Programs, provided that such materials are submitted to Programmer for review and approval prior to any distribution of such materials and subject to Programmers trademark guidelines and approval process attached hereto as Exhibit F. Wink shall inform System Operator that System Operator is required to obtain Programmer's clearance prior to distribution of such materials. Wink hereby acknowledges and agrees that, as between Wink and Programmer, Programmer is the sole owner of all right, title and interest in and to the Programmers Marks. All uses of the Programmers Marks shall inure to the benefit of Programmer. Upon any expiration or termination of this Agreement, Wink shall delete and discontinue all use of the Programmer's Marks. At no time during or after the term of this Agreement shall Wink challenge or assist others to challenge the Programmer's Marks or the registration thereof or attempt to assist another in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to the Programmer's Marks.

6.5 Wink may, from time to time, undertake marketing tests and surveys, rating polls and other research in collaboration with Programmer. Programmer shall, if reasonably possible, provide Wink with reasonable assistance at no cost to Programmer in conducting such research with respect to Programmer's viewers. Programmer agrees that Wink will have access to all such research regarding the deployment, launch, and usage of Wink service by Programmer viewers. Wink agrees to provide copies of final reports from such research activity to Programmer. Wink may only use such data or share it with third parties with Programmer's prior written approval.

6.6 Programmer understands and accepts that Wink will be providing reports on viewer usage and responses to the Interactive Programs to System Operator(s) for responses that originate from System Operator's subscribers, and to advertisers and other parties acting on behalf of advertisers or Programmer for the purpose of fulfilling requests for responses that originate from Interactive Programs paid for or sponsored by such parties. Wink agrees that reports providing specific data regarding viewer responses to Programmer's Interactive Programs, including data on Wink viewer responses to advertising on Programmer's Programming Services, will not be made available to news and industry organizations, or other broadcast and cable networks, except in aggregated form that does not explicitly or implicitly identify Programmer or specific Programmer viewer data. Wink further agrees that Wink's provision of any data that identify individual viewers shall be limited to advertisers and other entities having contracted with Wink for the provision of such data to enable fulfillment of individual viewer requests, and that such disclosure shall be subject to, and Wink shall be responsible for ensuring compliance with, all applicable laws (including without limitation applicable privacy laws).

6.7 Programmer agrees that Wink may demonstrate Programmer's Interactive Programs in customer meetings and other private meetings deemed important by Wink.

6.8 Programmer agrees to assist Wink in its marketing efforts by providing [ * ] subscriptions ("Promotional Subscriptions") to subscribers of certain System Operators with whom Wink has agreements for carriage of Interactive Programs. Wink and Programmer agree to jointly determine the appropriate System Operators and markets in which such Promotional Subscriptions will be made available. Programmer may, at its sole discretion, decline the provision of such Promotional Subscriptions to certain System Operators, if the provision of such Promotional Subscriptions is determined to be contrary to Programmer's marketing and business objectives, provided that such action does not prohibit Wink from delivering the number of Promotional Subscriptions agreed to herein. Wink acknowledges that the Promotional Subscriptions may be substituted for another mutually acceptable promotional offer of similar value to Wink's System Operators, viewers and Programmer.

6.9 Subject to the other provisions of this Agreement, including but not limited to Sections 3.6 and 3.8, Programmer further agrees to use Interactive Programs to (i) promote orders of the Programming Service (as defined in Exhibit A) during free weekend and other national or local promotions (ii) to promote orders of the Programming Service in advertising spots on other cable and broadcast channels on a trial basis and (iii) to enable impulse purchases and program enhancements during interstitial advertising and promotion.

7.      WARRANTIES AND REPRESENTATIONS

7.1.    Wink hereby represents and warrants that:

        (i) the Wink Software (and subsequent revisions, upgrades and enhancements to same provided by Wink to Programmer) will operate and perform in accordance with all published specifications with respect thereto as set forth in Wink's then current ICAP specification and other related documents.

        (ii) it has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder;

        (iii) the Wink Software shall be free from defects and shall be error-free;

        (iv) it shall dedicate sufficient resources to fulfill its obligations hereunder;

        (v) the Wink Software (or any equipment, technologies, processes or components used in the Wink Software) does not and will not infringe any intellectual property rights of any third party;

        (vi) it will comply with all applicable laws, rules, regulations or court or administrative decrees to which it is subject;

        (vii) it is a corporation duly organized and validly existing under the laws of the State of California;

        (viii) Wink is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

7.2 Programmer represents and warrants to Wink that (i) Programmer is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) to the best of Programmer's knowledge Programmer has the requisite power and authority to enter in this Agreement and to fully perform its obligations hereunder; and (iii) to the best of Programmer's knowledge, except as otherwise expressly contemplated elsewhere in this Agreement, Programmer is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

8.      INDEMNIFICATION

        Wink shall indemnify, defend and hold harmless Programmer, its parents, subsidiaries, and affiliates and their respective officers, directors, employees and agents from and against any and all damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys fees, court costs and amounts paid in settlement) they may suffer or incur which arises out of or as a result of any, claim, demand, action, suit or proceeding (a) in which it is alleged that (i) Wink's equipment, the Wink Software (or any equipment, technologies, processes or component used in such equipment or software) violates or infringes any patent or copyright or other intellectual property right of any third party or constitutes a misappropriation of any third party's trade secrets, or (ii) Wink or Wink's equipment or the Wink Software (or any equipment, technologies, processes or component used in such equipment or software) is not in compliance with any law, rule, regulation or court or administrative decree to which it is subject or (b) as a result of any material breach of Wink's warranties, representations or undertakings under this Agreement.

9.      NOTICES

        All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, personal delivery, certified mail, return receipt requested, or by next day express deliver, addressed, to the addresses provided in the first paragraph of this Agreement, and to the attention of:

                If to Wink:
                Vice President, Content
                Wink Communications
                1001 Marina Village Parkway
                Alameda, CA 94501

                If to Programmer:

                Showtime Networks Inc.
                1633 Broadway
                New York, NY 10019
                Attention: Law Department

        The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

10.     TRADEMARKS

10.1 All rights, title and interest in and to the Wink Software or other rights, of whatever nature, related thereto shall remain the property of Wink. Further, Programmer acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by Wink in connection with the service are the sole and exclusive property of Wink, and no rights of ownership therein are intended to be or shall be transferred to Programmer.

10.2 All rights, title and interest in and to the Programmer's Marks or other rights, of whatever nature, related thereto shall remain the property of Programmer. Further, Wink acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by Programmer in connection with the Programming Service are the sole and exclusive property of Programmer, and no rights of ownership therein are intended to be or shall be transferred to Wink. Wink agrees to utilize Programmer's Marks only as authorized in Exhibit F.

11.     CONFIDENTIALITY

        Each party agrees that it will not use, except in the performance of its obligations under this Agreement, and will not disclose or give to others, any of the other party's Confidential Information (as defined below). Without limiting the generality of the foregoing, each party will (i) restrict the disclosure of the other party's Confidential Information to those of its employees who require such information for purposes of performing its obligations hereunder, (ii) inform each such employee of the confidential nature of the information disclosed, and
        (iii) take reasonable steps to prevent the use or disclosure by its employees of such Confidential Information, except as provided herein. For purposes of this Agreement, the term "Confidential Information" means all technical, business and other information disclosed by one party to the other that derives economic value, actual or potential, from not being generally known to other persons, including, without limitation, technical and non-technical data, devices, methods, techniques, drawings, processes, computer programs, algorithms, methods of operation, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, and Wink usage reports and viewer responses to Programmer's Interactive Programs (with the exception that Wink may provide such reports and individual viewer responses to the parties specifically permitted in, and subject to the terms of, paragraph 6.6 above). Confidential Information does not include information which does not constitute a trade secret under applicable law after the second anniversary date of the expiration of this Agreement. The parties agree to keep the terms of this Agreement confidential, but acknowledge that certain disclosures may be required by law. Programmer understands and acknowledges that Wink may provide copies of Exhibits A and D to System Operators.

12.     TERMINATION

12.1 Except as otherwise provided herein, neither Programmer nor Wink may terminate this Agreement except upon sixty (60)days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within sixty (60) days of such notice.

12.2 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Programmer to use the Wink Software will cease and Programmer will promptly (i) grant to Wink reasonable access during ordinary business hours to its business premises and the Wink Software and allow Wink to remove the Wink Software (which removal shall be done with as little disturbance as possible to Programmer's business operations), or Programmer shall return the Wink Software to Wink, at Programmer's discretion , (ii) purge all copies of all Wink Software from all computer processors or storage media on which Programmer has installed or permitted others to install such Wink Software, and (iii) when requested by Wink, certify to Wink in writing, signed by an officer of Programmer, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Product remains in Programmer's possession or under its control.

12.3 Programmer has the right to suspend the airing of Interactive Programs if the transmission interferes with the airing of Programmer's Video Programming or Wink fails to provide weekly reports regarding usage of Programmer's Interactive Programs, and may continue such suspension until Wink has resolved such problems to Programmers satisfaction.


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
13.     PROMOTIONAL MATERIALS/PRESS RELEASES

        Without limiting the requirements of Exhibit F, each Party will submit to the other Party, for its prior written approval, any marketing, advertising, press releases, and all other promotional materials which reference the other Party and/or its trade names, trademarks and service marks. Each Party shall solicit and reasonably consider the views of the other Party in designing and implementing such materials. Once written approval is obtained, unless such approval states otherwise, the materials may be reused in the same manner and under the same circumstances until such approval is withdrawn in writing, provided, however, that if any materials involve or depict any video programming from the Programming Service, such materials shall not be reused without first obtaining Programmer's prior written consent to such reuse.

14.     SURVIVAL

        Sections 8, 10, 11 and 13 shall survive the completion, expiration, termination or cancellation of this Agreement

15.     GENERAL

        The parties agree that in the event it is necessary to employ attorneys to enforce the terms of this Agreement, the prevailing party in any lawsuit shall be entitled to an award of reasonable attorneys fees and court costs.

        a) Nothing contained herein shall be deemed to create, and the parties do not intend to create, a joint venture, partnership, principal/agent relationship or other fiduciary relationship between the parties hereto, and neither party is authorized to or shall act toward third parties or the public in any manner that would indicate any such relationship with the other. The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

        b) This Agreement may be amended only by an instrument in writing, executed by Programmer and Wink.

        c) This Agreement will be governed in all respects by the laws of the State of New York.


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
        d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Programmer and Wink.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                            SHOWTIME NETWORKS INC.

By: /s/ Maggie Wilderotter                           By: /s/ Jefferson Morris

Name: Maggie Wilderotter                             Name: Jefferson Morris

Title: President, CEO                                Title: SVP, New Media

                         EXHIBIT A: PROGRAMMING SERVICES

        Description of Programming Service:

NAME           START OF WINK                VIDEO ICAP           VIRTUAL        INSERTION
               PROGRAM.                     (A/D) LOC.           CH?            POINT

Showtime       February 15, 1998            Analog TBD           No             New York


Contact Information:

ISSUE                 ADDRESS                      CONTACT(S)           PHONE /FAX/E-MAIL

Example:
Content refresh       111 Park Avenue              Stephen Jones        212-123-4567
                      New York, NY 10001           Director, Enhanced   212-765-4321
                                                   Broadcasting         Jones@network.com

Actual Contact Info: TBD

                    EXHIBIT B: WINK RESPONSE CENTER SERVICES


Purchase Transaction Fees                          Price/Transaction

(Viewer name, address, credit card)                   [  *  ]

Charter Price  Per transaction                        [  *  ]

Request (RFT) Transaction Fees

(Viewer name, address only)                           [  *  ]

1-5,000 transactions/mo.                              [  *  ]
5,001-25,000 transactions/mo.                         [  *  ]
$25,001-100,000 transactions/mo.                      [  *  ]
$100,001-250,000 transactions/mo.                     [  *  ]
250,001-500,000 transactions/mo.                      [  *  ]
500,001-up transactions/mo.                           [  *  ]


Polls by Zip Code-Report Only                         [  *  ]

1-100,000 transactions/mo.                            [  *  ]
100,000 + transactions/mo.                            [  *  ]



Polls by System-Report Only                           [  *  ]
                                                      [  *  ]

        1-250,000     transactions/mo.                [  *  ]
        251,000 +     transactions/mo.                [  *  ]


1. Minimum monthly charges per application include UIC (Universal ICAP code) registration.
2. All volume price breaks are based on total monthly transaction volume by advertiser registering for the Wink Response Network service. The price breaks are based on the "average" for the month. That is, the lowest price applies to all transactions for the month.

Purchase and Request Transaction Fees Include / Exclude:

1 Daily name & address list delivered by fax, email, or electronic FTP or mailbox.

2.      UIC and application registration.

3.      Standard report showing number of responses per day per ad per city.

4. Viewer credit card information if it is "on file" with the WRS. If not, for the extra [ * ] response. Wink will mail a "purchase confirmation" to the viewer to add the credit card, and provide a list of viewers who did not supply their credit card.

5.      Interface to standard EDI VAN for [ * ].


FULFILLMENT EDI/API

*       Standard interface set-up fee                 [  *  ]
*       Non-standard Interface                        [  *  ]
*       Interface License/Maintenance fee             [  *  ]

SET UP FEES-RESPONSE SERVICE

*       Advertiser                                    [  *  ]
*       Content Provider                              [  *  ]

REPORT GENERATION FEES                                [  *  ]


RESPONSE DATA CENTER PRODUCTS

*       Purchase confirmation mailer                  [  *  ]
*       List of responders who do not respond to
*       purchase confirmation mailers                 [  *  ]
*       Branded envelope                              [  *  ]
*       Advertiser/programmer Purchase Points Club    [  *  ]

                  EXHIBIT C: WINK SOFTWARE AND SERVICES PRICING

The installation and integration fees (if any) are due upon Programmer's acceptance of the installation of the Broadcast Server, and transmission and receipt by Wink testers of one nationally inserted test application defined by Wink License fees commence on the first of the 13th month following the First Air Date.


                         ON-         ANNUAL    TOTAL     FIRST      ANNUAL    TOTAL 3-    TOTAL
                        GOING        RETAIL    3-YR       YEAR     PRICE FOR  YR PRICE   SAVINGS
                       OR ONE-       PRICE    RETAIL     PRICE      YR 2&3
                        TIME                  PRICE
                       COSTS


Studio site license   One-time      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
(5 seats)
Studio/Server         One-time      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Module training
(3x2days)
SUBTOTAL              [  *  ]       [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]

Broadcast Server      On-going      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Server Module         On-going      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Tech Support          On-going      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
SUBTOTAL              ON-GOING      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]

Server hardware (*)   One-time      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Data Insertion Unit   One-time      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Other Equipment       One-time      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Installation and      One-time      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]
Integration
SUBTOTAL              ONE-TIME      [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]

TOTAL                 BOTH          [  *  ]  [  *  ]    [  *  ]    [  *  ]    [  *  ]    [  *  ]

(*) To be shared with MTV Networks, with their permission.

The above pricing for installation and integration cover's all work necessary to enable scheduling and transmission of program enhancements based on Wink Studio templates. It does not cover detailed integration with Programmer's ad insertion system for the purpose of enabling enhancements to spot advertising.

OPTIONAL SOFTWARE AND SERVICES

Custom interface work (ad insertion and traffic systems, etc.)          [  *  ]
Phone training and consulting beyond standard package                   [  *  ]
Application development                                                 [  *  ]
Travel expenses are billed separately at cost

       EXHIBIT D: PROGRAMMER'S TERMS FOR CARRIAGE OF INTERACTIVE PROGRAMS

Programmer:                                 Showtime Networks Inc.

Programming Service:                        Showtime

        This Agreement sets forth the terms and conditions for the national distribution of Wink ITV Applications ("Interactive Programs") to any multi channel video operator in the United States or Canada with whom Programmer already has a valid and binding agreement for carriage of the Showtime service ("System Operator").

1. BACKGROUND

Programmer has created one or more Interactive Programs which are compliant with the Wink Communications, Inc. ('Wink") interactive communications application protocol. The Interactive Programs are transmitted by Programmer using either the vertical blanking interval ("VBI") of the corresponding video signal, or using MPEG private data streams provided concurrently with the corresponding video signal(s).

System Operator distributes one or more of Programmer's signals through one or more of the following: cable, satellite and MMDS (wireless cable).

2. EFFECTIVE DATE AND TERM

The term of this Agreement shall commence on the date of Programmer's execution of this Agreement and terminate three (3) years thereafter, unless Programmer and Wink earlier terminate their Charter Programmer Affiliation Agreement dated as of __________, 1998 in accordance with the terms of that agreement in which case this Agreement shall automatically and immediately terminate.

This Agreement will automatically renew for one year periods unless Programmer and Wink earlier terminate their Charter Programmer Affiliation Agreement dated as of ______, 1998 in accordance with the terms of that agreement, in which case this Agreement shall automatically and immediately terminate.

3. INTEGRITY OF INTERACTIVE PROGRAMS

Wink's license to Programmer will ensure that the Interactive Programs meet Wink's criteria for Wink compliant applications (See Attachment 1). Programmer agrees that each Interactive Program shall have been either successfully tested by Programmer or certified as compliant by Wink prior to the Delivery to System Operator for distribution, provided that failure of any Interactive Program shall result in no liability of any kind to Programmer except that . System Operator shall have the right to suspend the distribution of one or more Interactive Programs until such time as all Interactive Programs are certified by Wink to be in compliance.

4. DISTRIBUTION

Programmer hereby grants System Operator a non-exclusive license to distribute the Interactive Programs delivered in the VBI or MPEG of Programmer's video signal.

Programmer agrees not to charge System Operator fees associated with Interactive Programs for the term of this Agreement. Likewise, System Operator agrees that no fees or charges of any kind will be due from Programmer to System Operator or Wink on account of the carriage or retransmission of the Interactive Programs as provided for hereunder.

Programmer will provide System Operator written notice at least 30 days prior to discontinuing national transmission of all Interactive Programs.

It is a condition of System Operator's right to carry the Interactive Programs that System Operator shall distribute Programmer's Interactive Programs without modification, alteration or addition of any kind and that System Operator may not modify or enhance any VBI lines described in Exhibit A. Programmer agrees that System Operator may copy the Interactive Programs for simultaneous transmission in different encoding formats other than what Programmer currently uses including but not limited to, other VBI formats, out of band channels, and MPEG2 private data streams; provided such Interactive Programs are presented together with the original corresponding video to System Operators subscribers, and that such copying is done to enable System Operator's subscribers to properly receive and display the Interactive Programs on their set top box or television set, provided that nothing herein shall be deemed to grant to System Operator any right to alter the signal of the Programming Service in any manner not expressly granted in System Operator's carriage agreement with Programmer.

System Operator can locally insert Interactive Programs only if and as instructed by Programmer. System Operator is solely responsible for any costs associated with such local insertion. Programmer will notify System Operator of changes to any such permissions through amendments to Exhibit A provided at least 30 days prior to the effective date of such requirements.

5. RESPONSE NETWORK

Programmer agrees to utilize the Wink Response Network for two-way Interactive Programs. Programmer also agrees to use Wink Communication's standard scripts and guidelines for response applications.

6. MARKETING MATERIALS

System Operator may prepare marketing materials relating to the Interactive Programs and may use Programmer's name, logo, and screen shots from the Interactive Programs in such marketing materials, provided that all such materials shall first be submitted to Programmer for Programmer's review and approval prior to any use or distribution of such materials. Programmer's approval of such marketing materials shall not be unreasonably withheld or delayed.

7. SCOPE

This Agreement does not and shall not interfere with, negate or expand any other Agreements between Programmer and System Operator. This Agreement represents all of the terms and conditions for Programmer providing Interactive Programs. This Agreement may be updated from time to time only by express written consent of Programmer.


PROGRAMMER

By: /s/ Jefferson Morris

Name: Jefferson Morris

Title: SVP, New Media

Date: 2/25/98

        EXHIBIT D. ATTACHMENT 1: CRITERIA FOR WINK COMPLIANT APPLICATION


* All applications must be registered and contain a unique universal ICAP code (UIC) prior to being broadcast.

* Registered applications have passed a standard set of tests which validate:

                * that the application can be delivered through the VBI or MPEG private data stream, will arrive as appropriate, and can be decoded in the Wink engine.

                *       that the application does not generate error messages.

                * that the application receives scheduled updates, if applicable.

                * that the application passes minimum acceptable latency standards.

                * that the application does not cause System Operator technical or operational problems.

                * that the application, if two-way, generates the appropriate routing address and usage data.

                      EXHIBIT E: PRELIMINARY EQUIPMENT LIST

Wink Broadcast Server and Server Modules*

*       Norpak TES-3 VBI data inserter with VBI software modules

*       PC w/ Windows 95 and Ethernet connection to run WBS remote GUI

* LAN/serial connections to master control system, ftp site (for data), other hardware as necessary

Wink Studio, Server Studio and Broadcast Server remote GUI

* Pentium Windows PC with 16MB+ RAM, 1 GB+ hard disk, 1024x768x256 color graphics, 17"+ monitor, Ethernet connection to enable electronic delivery of applications to the WBS, Internet access to enable electronic access to Wink's Data Center

Test equipment

*       GI CFT-2200 set top box, marketing firmware
*       High grade video source (Beta SP or better)
*       Coax Modulator

* Assumes Showtime will share Broadcast Server hardware with MTV Networks at Viacom National Operations Center.

3. Wink will not use the Mark to disparage Programmer, its products or services, or promotional goods or for products which, in Programmer's reasonable judgment, may diminish or otherwise damage Programmer's goodwill in the Mark, including but not limited to uses which could be deemed to be obscene, pornographic, excessively violent, or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities. Wink will not imitate the Mark in any of Wink materials, including advertising, product packaging, and promotional materials and press materials.

4. Wink shall obtain written consent for any advertising, promotions and press releases using Programmer's Mark. Programmer shall use all reasonable efforts to provide approval/comments on any submitted advertising and promotions within three (3) business days or in less time as the circumstances reasonably warrant.

        ADDENDUM TO CHARTER PROGRAMMER AFFILIATION AGREEMENT BETWEEN WINK COMMUNICATIONS, INC. AND SHOWTIME NETWORKS INC. ("THE AGREEMENT")

This Addendum is made as of the 25 day of February, 1998.

The parties hereby agree to replace section 4.3 of the Agreement:

        "Programmer may choose to utilize other products and services of Wink (as set forth in Exhibit B or C) from time to time under this Agreement. These services will be extended by Wink to Programmer at the rates set forth therein; however, such prices shall at all times be extended on a most favored nations basis with regard to all other cable programmers utilizing such Wink services. In addition, Wink acknowledges and agrees that premium and pay-per-view service transactions will be processed on behalf of Programmer at no charge"

with the following paragraph, to be numbered 4.3:

        "Programmer may choose to utilize other products and services of Wink (as set forth in Exhibits B or C) from time to time Under this Agreement. These services will be extended by Wink to Programmer at the rates set forth therein; however, such prices shall at all times be extended an a most favored nations basis with regard to all other cable programmers utilizing such Wink services. Notwithstanding the foregoing, Wink acknowledges and agrees that viewer requests for premium and pay-per-view service generated by Interactive Wink Programs and fulfilled by System Operators will be processed at no charge to Programmer. The parties further agree that during the initial term of this Agreement, Programmer may receive copies of reports provided to System Operators that reflect viewer requests for premium and pay-per-view service generated by Interactive Wink Programs, and which provide each subscriber's name, address and telephone number at no charge to Programmer. Programmer agrees that all other reports of viewer responses to Interactive Wink Programs that reflect individual subscriber names, addresses and phone numbers shall be subject to Wink's rates for request for Information responses ("RFI Response") and purchase responses ("Purchase Response"), as defined in Exhibit B, and subject to the above mentioned most favored nations clause.

WINK COMMUNICATIONS, INC.                     SHOWTIME NETWORKS INC.

By: /s/ Allen Thygsen.                        By: /s/ Jefferson Morris

Name: Allen Thygsen                           Name: Jefferson Morris

Title: Vice President, (illegible)            Title: SVP, New Media